SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                     DATA RESEARCH ASSOCIATES, INC.
         (Exact name of Registrant as specified in its charter)

           Missouri                              43-1063230
    (State of incorporation)        (I.R.S. Employer Identification No.)

      1276 North Warson Road
      St. Louis, Missouri                         63132
(Address of Principal Executive Offices)        (Zip Code)

        DATA RESEARCH ASSOCIATES, INC. DIRECTOR STOCK OPTION PLAN
                         (Full title of the Plan)

                          Michael J. Mellinger
             Chairman, President and Chief Executive Officer
                     Data Research Associates, Inc.
                         1276 North Warson Road
                       St. Louis, Missouri 63132
                 (Name and address of agent for service)

                             (314) 432-1100
                   (Telephone number, including area
                      code, of agent for service)

                    Copies of all correspondence to:
                          Thomas G. Lewin, Esq.
                     Gallop, Johnson & Neuman, L.C.
                        Interco Corporate Tower
                          101 South Hanley Road
                        St. Louis, Missouri 63105

                   CALCULATION OF REGISTRATION FEES




                                 Proposed      Proposed
Title of           Amount        maximum       maximum
securities         to be         offering      aggregate    Amount of
to be              registered    price         offering     registration
registered         (1)           per share(2)  price        fee


Common Stock       100,000      $14.4375      $1,443,750.00 $437.50
$.01 par
value per
share

(1) Represents the number of additional shares of common stock to be registered and made available for issuance under the Data Research
Associates, Inc. Director Stock Option Plan (the "Plan").  The
Registrant previously filed with the Commission on April 28, 1993, a registration statement on Form S-8 (Reg. No. 33-61762) relating to 75,000 shares of common stock (adjusted for the 1996 stock dividend) originally offered under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") and is based upon the average of the high and low prices per share of the Registrant's common stock as reported by the National Association of Securities Dealers Automated Quotation National Market System on
March 3, 1997.

                                PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    The Registrant previously filed with the Securities and Exchange Commission (the "Commission") on April 28, 1993, a registration statement on Form S-8 (Registration No. 33-61762) relating to securities offered under the Plan (the "Director Plan S-8"). The contents of the Director Plan S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific exhibits attached hereto.

Item 3      INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, filed by the Registrant or the Plan with the Commission, are incorporated herein by reference:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

    (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996; and

    (c) The description of the Registran's common stock which is contained in the Registrant's Registration Statement on Form 8-A filed on May 25, 1992, as amended on June 17, 1992, under Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act").

    All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, to constitute a part of this registration statement.

Item 5      INTEREST OF NAMED EXPERTS AND COUNSEL

    Gallop, Johnson & Neuman, L.C., counsel to the Company ("GJN"), is providing an opinion upon the validity of the securities being registered hereby and other legal issues in connection with such registration. Donald P. Gallop, chairman of GJN, serves as a director of the Registrant and beneficially owned 15,361 shares of the Registrant's common stock as of December 12, 1996.

Item 8      EXHIBITS

    The following additional exhibits are filed as part of this registration statement.

EXHIBIT
NUMBER                     DESCRIPTION

4.1    First Amendment to Data Research Associates, Inc. Director
       Stock Option Plan dated as of November 21, 1996.

5.1    Opinion of Gallop, Johnson & Neuman, L.C.

23.3   Consent of Ernst & Young LLP, Independent Auditors.

23.4   Consent of Price Waterhouse, Independent Auditors.

23.5   Consent of BDA/Deloitte Touche Tohmatsu, Independent
       Auditors.

23.6   Consent of Gallop, Johnson & Neuman, L.C. (included in
       Exhibit 5.1).

24.1 Power of Attorney (included on signature page of the registration statement).

Item 9      UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

                  (iii) To include any material information with respect
             to the plan of distribution not previously disclosed in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   Not applicable.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) - (g)   Not applicable.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (i)   Not Applicable.

      (j)   Not Applicable.


                               SIGNATURES

    The Registrant.  Pursuant to the requirements of the Securities
Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on March 5, 1997.

                                         Data Research Associates, Inc.

                                         By:/s/Michael J. Mellinger
                                            Michael J. Mellinger
                                            Chairman, President and
                                            Chief Executive Officer




                            POWER OF ATTORNEY

    We, the undersigned officers and directors of Data Research Associates, Inc. hereby severally and individually constitute and appoint Michael J. Mellinger and Katharine W. Biggs and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Name                       Title                       Date

/s/Michael J. Mellinger        Director, President,
Michael J. Mellinger           Chief Executive Officer    March 5, 1997
                               and Chairman of the
                               Board (Principal
                               Executive Officer)

/s/Katharine W. Biggs          Vice President,
Katharine W. Biggs             Chief Financial Officer    March 5, 1997
                               and Treasurer (Principal
                               Financial and Accounting
                               Officer)

/s/F. Gilbert Bickel III       Director                   March 5, 1997
F. Gilbert Bickel III

/s/Carole Cotton               Director                   March 5, 1997
Carole Cotton

/s/Donald P. Gallop            Director                   March 5, 1997
Donald P. Gallop

/s/Howard L. Wood              Director                   March 5, 1997
Howard L. Wood

                                FORM S-8

                     DATA RESEARCH ASSOCIATES, INC.

                              EXHIBIT INDEX

Exhibit
Number                      Description

4.1        First Amendment to Data Research Associates, Inc.
           Director Stock Option Plan dated as of November 21, 1996.

5.1        Opinion of Gallop, Johnson & Neuman, L.C.

23.3       Consent of Ernst & Young LLP, Independent Auditors

23.4       Consent of Price Waterhouse, Independent Auditors

23.5       Consent of BDA/Deloitte Touche Tohmatsu, Independent
           Auditors.

23.6 Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of the registration statement)